Exhibit 99.1

For Immediate Release

Contact:                                 Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Holds 2008 Annual Meeting of Shareholders

Corona, California (August 5, 2008) – Vineyard National Bancorp (NASDAQ:VNBC) (the “Company”), parent company of Vineyard Bank, N.A. and other subsidiaries, announced that it held its 2008 annual meeting of shareholders today.  At the annual meeting, the shareholders considered and acted to elect seven (7) directors to the board of directors of the Company and to ratify the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2008.  The Company will announce the results of the annual meeting after the final tabulation of votes is completed by the independent inspector of election for the meeting, IVS Associates, Inc.

About Vineyard National Bancorp

The Company is a $2.4 billion bank holding company headquartered in Corona, and the parent company of Vineyard, also headquartered in Corona. The Company operates through 16 full-service banking centers and four regional financial centers in the counties of Los Angeles, Marin, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, Calif. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "VNBC." For additional information on the Company visit www.vnbcstock.com and for additional information on Vineyard visit www.vineyardbank.com.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company's filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.